UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.___)

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Colony Bankcorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2013

Dear Shareholder:

You are invited to attend our Annual Meeting of Shareholders to be held on May 28, 2013 in Fitzgerald, Georgia at the time and place shown in the attached notice.  As we do at the meeting every year, in addition to considering the matters described in the proxy statement, we will review our 2012 business results and other matters of interest to our shareholders.

We hope that you will attend the meeting in person, but even if you plan to attend, we encourage you to please vote your shares ahead of time by using the enclosed proxy card.  This will ensure that your Colony Bankcorp, Inc. stock will be represented at the meeting.  If you attend the meeting and prefer to vote in person, you may do so.  The attached proxy statement explains more about proxy voting.  Please read it carefully.

We look forward to your participation in the annual meeting process.

Sincerely,

Edward P. Loomis, Jr.
President and
Chief Executive Officer

COLONY BANKCORP, INC.
Post Office Box 989
115 South Grant Street
Fitzgerald, Georgia 31750

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 28, 2013

To the shareholders of Colony Bankcorp, Inc.:

Notice is hereby given that the annual meeting of shareholders (the "annual meeting") of Colony Bankcorp, Inc. (the "Company") will be held at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia on Tuesday, May 28, 2013 at 2:00 p.m., local time, for the following purposes:

(1)	To elect 9 directors for a term of one (1) year;
(2)	To solicit an advisory (non-binding) vote approving the Company’s executive compensation;
(3)	To solicit an advisory (non-binding) vote on the frequency of shareholder advisory votes on executive compensation; and
(4)	To transact any other business that may properly come before the annual meeting or any other adjournment or postponement thereof.

The close of business on April 15, 2013 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.

Shareholders may receive more than one proxy because of shares registered in different names or addresses. Each such proxy should be marked, dated, signed and returned. Please check to be certain of the manner in which your shares are registered - whether individually, as joint tenants, or in a representative capacity - and sign the related proxy accordingly.

A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for any purpose germane to the annual meeting, during normal business hours, for a period of at least 10 days prior to the annual meeting at the Company's corporate offices located at the address set forth above.

You are cordially invited to attend the annual meeting. Whether or not you plan to attend, please mark, date and sign the enclosed proxy and mail it promptly in the enclosed postage-paid envelope.  You may revoke your proxy at any time prior to its exercise by written notice to the Company prior to the meeting or by attending the meeting personally and voting.  Returning your proxy does not deprive you of your right to attend the annual meeting and vote your shares in person.

More detailed information regarding the matters to be acted upon at the special meeting is contained in the proxy statement accompanying this notice.

By Order of the Board of Directors

Edward P. Loomis, Jr.
President and
Fitzgerald, Georgia	Chief Executive Officer
April 26, 2013

COLONY BANKCORP, INC.
Post Office Box 989
115 South Grant Street
Fitzgerald, Georgia 31750

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

The undersigned hereby appoints B. Gene Waldron and Edward P. Loomis, Jr. and each of them, with full power of substitution, to represent and vote as designated herein at the annual meeting of shareholders of Colony Bankcorp, Inc. to be held Tuesday, May 28, 2013 at 2:00 p.m., local time, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia and at any adjournment or postponement thereof; with all the powers (other than the power to revoke the proxy or vote in a manner not authorized by the executed form of proxy) which the undersigned would have if personally present at such meeting, to act in their discretion upon any other matter or matters which may properly be brought before the meeting, and to appear and vote all the shares of common stock which the undersigned may be entitled to vote.

PROPOSAL 1: To elect the nine nominees listed below to serve as directors for the following year:

______ FOR all nominees listed below (except	______ WITHHOLD AUTHORITY to
as marked to the contrary below).	vote for all nominees listed below.

Scott L. Downing	Edward P. Loomis, Jr.

M. Frederick Dwozan, Jr.	Mark H. Massee

Edward J. Harrell	Jonathan W.R. Ross

Terry L. Hester	B. Gene Waldron

Davis W. King, Sr.

INSTRUCTIONS:       To withhold authority to vote for any individual nominees, mark "FOR" above and write the names of such nominees for whom you wish to withhold authority in the space provided below:

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED “FOR” ALL NOMINEES LISTED ABOVE.

The Board of Directors recommends a vote FOR  the election of the above nominees to the Board of Directors.

PROPOSAL 2: To solicit an advisory (non-binding) vote approving the Company’s executive compensation, by approving the following resolution:

Resolved, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K located in the “Executive Compensation” section of the 2012 Proxy Statement and the accompanying executive compensation tables and narrative discussions is hereby APPROVED.

☐ FOR	☐ AGAINST	☐ ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED “FOR” APPROVING THE RESOLUTION SHOWN ABOVE.

 The Board of Directors recommends a vote FOR  approval of the compensation for the Company’s executives.
(Continued on Reverse Side)

PROPOSAL 3: To solicit an advisory (non-binding) vote on whether to solicit shareholder advisory votes on executive compensation every:

☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF THE “1 YEAR” SELECTION WAS CHOSEN ABOVE.

The Board of Directors recommends a vote FORthe option of “1 Year” for future advisory votes on executive compensation.

If other matters properly come before the meeting, the persons named herein as proxy shall have the discretionary authority to vote with respect to such matters after considering the recommendations of management.

The undersigned hereby acknowledges receipt of the annual report of the Company for the fiscal year ended December 31, 2012 and the notice of annual meeting and proxy statement of the Company for the above-mentioned annual meeting of shareholders.

Please sign below, date and return promptly in the enclosed, self-addressed stamped envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, limited liability company or partnership, please sign in full entity name by president or other authorized person.

DATE: ___________________________, 2013

INDIVIDUALS:	ENTITIES:
(Please Print)

Name (Please Print)
By:

Signature	Signature

Name of Joint Tenant or Tenant-In-Common,	Position
if any (Please Print)

Signature of Joint Tenant or
Tenant-In-Common, if any

COLONY BANKCORP, INC.
Post Office Box 989
115 South Grant Street
Fitzgerald, Georgia  31750

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
May 28, 2013

This proxy statement is furnished to the shareholders of Colony Bankcorp, Inc. in connection with the solicitation of proxies by its Board of Directors to be voted at the 2013 Annual Meeting of Shareholders and at any adjournments thereof (the “Annual Meeting”).  The Annual Meeting will be held on Tuesday, May 28, 2013, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia, at 2:00 p.m. local time.

The approximate date on which this proxy statement and the accompanying proxy card are first being sent or given to shareholders is April 26, 2013.

As used in this proxy statement, the terms Colony Bankcorp, Company, Colony, we, our and us all refer to Colony Bankcorp, Inc. and its subsidiary.

Notice Regarding The Internet Availability Of Proxy Materials

We have posted materials related to the 2013 annual meeting on the Internet.  The following materials are available on the Internet at http://materials.proxyvote.com/19623P:

▪	This proxy statement for the 2013 annual meeting,
▪	Colony’s 2012 annual report to shareholders, and
▪	Colony’s annual report on Form 10-K filed with the Securities and Exchange Commission.

VOTING

General

The securities which can be voted at the Annual Meeting consist of Colony Bankcorp’s $1.00 par value common stock (“Colony Bankcorp stock”), with each share entitling its owner to one vote on each matter submitted to the shareholders.  The record date for determining the holders of Colony Bankcorp stock who are entitled to notice of and to vote at the Annual Meeting is April 15, 2013.  On the record date, 8,439,258 shares of Colony Bankcorp stock were outstanding and eligible to be voted.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of Colony Bankcorp stock is necessary to constitute a quorum at the Annual Meeting.  In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes “for” or “against” as well as all abstentions (including votes to withhold authority to vote) will be counted.

In voting for the proposal to elect nine directors (Proposal No. 1), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees.  The vote required to approve Proposal No. 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present.  Any other matter which may be submitted to shareholders at the meeting will be determined by a majority of the votes cast at the meeting.  Votes withheld and broker non-votes will not be counted and will have no effect.

In voting on the proposal to approve the advisory (non-binding) vote on executive compensation (Proposal No. 2), you may vote for or against the proposal or abstain.  The proposal will be deemed approved if a majority of the votes cast at the meeting are voted for Proposal No. 2.  The vote is advisory, and will not be binding upon the directors.

In voting on the proposal to establish the frequency with which the Company will solicit advisory (non-binding) votes on executive compensation (Proposal No. 3), you may choose to have such votes solicited every “1 Year,” every “2 Years,” or every “3 Years” or you may abstain.  The shareholders will be deemed to have approved the selection that receives a majority of the votes cast at the meeting (or, if no majority, the plurality of the votes cast at the meeting).  The vote is advisory, and will not be binding upon the directors.

As of March 15, 2013 our directors and executive officers held 1,095,208 shares of Colony Bankcorp stock, or approximately 12.98% of all outstanding stock, and we believe that all of those shares will be voted in favor of both proposals.

Proxies

All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given.  In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees.  You should specify your choices on the proxy card.  If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted “for” the proposals listed on the proxy card.  If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to our Secretary, Terry L. Hester, at 115 South Grant Street, Fitzgerald, Georgia 31750, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

All expenses incurred in connection with the solicitation of proxies will be paid by us.  Solicitation may take place by mail, telephone, telegram, or personal contact by our directors, officers, and regular employees of the Company without additional compensation.  The Annual Report of the Company for the year 2012, which includes the Audited Consolidated Financial Statements and accompanying Notes and Managements’ Discussion and Analysis of Financial Condition and Results of Operations, accompanies this proxy statement.

BUSINESS OF THE COMPANY

Colony Bankcorp, Inc. (the “Company”) is a Georgia business corporation which was incorporated on November 8, 1982.  The Company was organized for the purpose of operating as a bank-holding company under the Federal Bank-Holding Company Act of 1956, as amended, and the bank-holding company laws of Georgia.  On July 22, 1983, the Company, after obtaining the requisite regulatory approvals, acquired 100 percent of the issued and outstanding common stock of Colony Bank (formerly The Bank of Fitzgerald and Colony Bank of Fitzgerald), Fitzgerald, Georgia, through the merger of the Bank with a subsidiary of the Company which was created for the purpose of organizing the Bank into a one-bank holding company.  Since that time, Colony Bank has operated as a wholly-owned subsidiary of the Company.  The Company effected a merger of its subsidiary banks on August 1, 2008 into one surviving subsidiary bank, Colony Bank, while at the same time changing the name of the subsidiary bank, Colony Bank of Fitzgerald, to Colony Bank.

On April 30, 1984, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Wilcox (formerly Pitts Banking Company and Community Bank of Wilcox), Pitts, Wilcox County, Georgia in an all stock transaction.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank Wilcox was merged into Colony Bank effective August 1, 2008.

On November 1, 1984, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Ashburn (formerly Ashburn Bank), Ashburn, Turner County, Georgia for a combination of cash and interest-bearing promissory notes.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank Ashburn was merged into Colony Bank effective August 1, 2008.

On September 30, 1985, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank of Dodge County (formerly The Bank of Dodge County), Eastman, Dodge County, Georgia in an all stock transaction.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank of Dodge County was merged into Colony Bank effective August 1, 2008.

On July 31, 1991, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Worth (formerly Worth Federal Savings and Loan Association and Bank of Worth), Sylvester, Worth County, Georgia in a cash and stock transaction.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank Worth was merged into Colony Bank effective August 1, 2008.

On November 8, 1996, the Company organized Colony Management Services, Inc. to provide support services to each subsidiary.  Services include loan and compliance review, internal auditing and data processing.  Colony Management Services, Inc. operated as a wholly-owned subsidiary of the Company until Colony Management Services, Inc. was merged into Colony Bank effective August 1, 2008.

On November 30, 1996, the Company acquired 100 percent of Colony Bank Southeast  (formerly Broxton State Bank), Broxton, Coffee County, Georgia in an all stock transaction.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank Southeast was merged into Colony Bank effective August 1, 2008.

On March 2, 2000, Colony Bank Ashburn purchased the capital stock of Colony Mortgage Corp (formerly Georgia First Mortgage Company) in a business combination accounted for as a purchase.  Colony Mortgage Corp is primarily engaged in residential real estate mortgage lending in the state of Georgia.  Colony Mortgage Corp operated as a subsidiary of Colony Bank effective with the August 1, 2008 merger until October 1, 2012 when the corporation was dissolved.

On March 29, 2002, the Company acquired 100 percent of Colony Bank Quitman, FSB (formerly Quitman Federal Savings Bank), Quitman, Brooks County, Georgia in a cash and stock transaction.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank Quitman, FSB was merged into Colony Bank effective August 1, 2008.

On March 19, 2004, Colony Bank Ashburn purchased Flag Bank – Thomaston Office in a business combination accounted for as a purchase.  Since the date of acquisition, the Thomaston office operated as a branch office of Colony Bank Ashburn until August 1, 2008 when it became a branch office of Colony Bank.

On June 17, 2004, Colony formed Colony Bankcorp Statutory Trust III for the purpose of establishing a special purpose entity to issue trust preferred securities.

On April 13, 2006, Colony formed Colony Bankcorp Capital Trust I for the purpose of establishing a special purpose entity to issue trust preferred securities.

On March 12, 2007, Colony formed Colony Bankcorp Capital Trust II for the purpose of establishing a special purpose entity to issue trust preferred securities.  Proceeds from this Trust were used to pay off trust preferred securities issued on March 26, 2002 through Colony Bankcorp Statutory Trust I.

On September 14, 2007, Colony formed Colony Bankcorp Capital Trust III for the purpose of establishing a special purpose entity to issue trust preferred securities.  Proceeds from this Trust were used to pay off trust preferred securities issued on December 19, 2002 through Colony Bankcorp Statutory Trust II.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank.  The Company conducts a general full service commercial, consumer and mortgage borrowing business through twenty-nine offices located in the central, south and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins.

Because Colony Bankcorp, Inc. is a bank-holding company, its principal operations are conducted through its subsidiary bank.  It has 100% ownership of its subsidiary and maintains systems of financial, operational and administrative controls that permit centralized evaluation of the operations of the subsidiary bank in selected functional areas including operations, accounting, marketing, investment management, purchasing, human resources, computer services, auditing, compliance and credit review.

Responsibility for management of the bank remains with its respective Board of Directors and officers.  Services rendered by the Company are intended to assist bank management and to expand the scope of available banking services.

Colony Bankcorp, Inc. common stock is quoted on the NASDAQ Global Market under the symbol “CBAN”.

EMPLOYEES

As of December 31, 2012, Colony Bankcorp, Inc. and its subsidiaries employed 308 full-time employees and 19 part-time employees.

Proposal No. 1
Election of Directors

Our Board of Directors consists of nine members, seven of whom are non-employee directors.  The Company’s bylaws provide that the Board of Directors shall consist of not less than three nor more than twenty-five persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders.

The Board of Directors has voted that the Board consist of nine members for the Company’s ensuing fiscal year.

The Nomination Committee, consisting of independent directors B. Gene Waldron, Jonathan W.R. Ross, Mark Massee and Jerry Harrell, recommended to the full Board a slate of directors for consideration in the shareholders proxy for the Annual Meeting.  The Board of Directors, based on the Nomination Committee recommendations, has nominated the following persons for submission to the shareholders for election for a one-year term expiring at the 2014 annual meeting:

Scott L. Downing	Edward P. Loomis, Jr.
M. Frederick Dwozan, Jr.	Mark H. Massee
Edward J. Harrell	Jonathan W.R. Ross
Terry L. Hester	B. Gene Waldron
Davis W. King, Sr.

Each of the nominees is currently a director.

The Board of Directors recommends that you vote “FOR” the proposal to elect the nine nominees names above.

Each of the nominees has consented to serve if elected.  If any nominee should be unavailable to serve for any reason, the Board may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or reduce the number of directors.

Information as of December 31, 2012 about each of the nominees is set forth below.  Their ownership of Colony Bankcorp stock is set forth in the table on page fourteen.

Directors and Nominees

Scott L. Downing.  Mr. Downing, age 41, is the President of SDI Investments.  Mr. Downing is very active in community affairs and is currently serving as Executive Director of Fitzgerald-Ben Hill Development Authority, Vice Chair ACCG for Economic Development, Ben Hill County Commissioner and Hospital Foundation Board Member.  He previously served as a Director of the Colony Bank Fitzgerald charter until the merger in 2008 and presently serves as an advisory board member of Colony Bank Fitzgerald office since 2008.  Mr. Downing has been a Director of Colony Bankcorp since January 2012.

The Board of Directors believes that Mr. Downing’s broad business background dealing with regulatory issues and bank board experience will provide invaluable expertise in oversight and setting policy for the company and makes him an excellent candidate for Director of the Company.

M. Frederick Dwozan, Jr.  Mr. Dwozan, age 63, is the President/CEO/Owner of Hospice Care Options, I.V. Care Options, D&B Homecare, and Prescription Shop.  These entities provide care to critically ill patients with home IV therapy, nutritional support, pain and disease management, hospice care, and medical equipment in 68 Georgia counties.  He previously served as a Director of Colony Bank Dodge until the merger in 2008 and presently serves as an advisory board member of Colony Bank Dodge office since 2008.  Mr. Dwozan has been a Director of Colony Bankcorp since January 2012.

The Board of Directors believes that Mr. Dwozan’s broad business and bank board experience will provide invaluable expertise in oversight and setting policy for the company and makes him an excellent candidate for Director of the Company.

Edward J. Harrell.  Mr. Harrell, age 68, is a Partner of the Macon law firm, Martin Snow, LLP where he has been affiliated the past forty-four years.  Mr. Harrell has served as a Director of Colony Bank since the Company merger in August 2008.  Mr. Harrell has been a Director of Colony Bankcorp since December 2002 and has served as Vice Chairman of the Board since May 2008.

The Board of Directors believes that Mr. Harrell’s legal expertise and his experience in the banking industry makes him an excellent candidate for Director of the Company.

Terry L. Hester.  Mr. Hester, age 58, has been Executive Vice President and Chief Financial Officer of Colony Bankcorp since June 1994 and Secretary of Colony Bankcorp since May 2003.  He also served as Acting President and Chief Executive Officer from June 1993 to June 1994 and has served as Treasurer since 1982.  Mr. Hester has served as a Director of Colony Bank since the Company merger in August 2008.  He previously served as a Director of Colony Bank Wilcox and Quitman charters until the merger in 2008 and presently serves as an advisory board member of Colony Bank Wilcox and Quitman offices since 2008.  Mr. Hester has been a Director of Colony Bankcorp since March 1990.

The Board of Directors believes that Mr. Hester’s experience as an accountant and his experience in the banking industry makes him an excellent candidate for Director of the Company.

Davis W. King, Sr.  Mr. King, age 67, is Chairman/President of King Enterprise and Associates, Inc. and has been involved in the operations and ownership of long term health care facilities for the past forty-four years.  He served as assistant administrator of three facilities and administrator of Palmyra Nursing Home, Inc.  At present, Mr. King serves on the Georgia Health Care Association Owner-Operator Reimbursement and Legislative Committees.  He previously served as a Director of Colony Bank Worth until the merger in 2008 and presently serves as an advisory board member of Colony Bank Worth office since 2008.  Mr. King has been a Director of Colony Bankcorp since January 2012.

The Board of Directors believes that Mr. King’s broad business background in the operation of nursing homes and dealing with nursing home regulatory issues and bank board experience will provide invaluable expertise in oversight and setting policy for the company and makes him an excellent candidate for Director of the Company.

Edward P. Loomis, Jr. Mr. Loomis, age 59, has served as President and Chief Executive Officer of the Company since May 2012.  Mr. Loomis is an experienced executive officer and has over thirty years of experience in the banking industry.  From 2005 to 2006, Mr. Loomis served as the Interim President and Chief Executive Officer of Rivoli Bank & Trust located in Macon, Georgia.  He served from 2008 to 2009 as the Chief Operating Officer of Atlantic Southern Bank located in Macon, Georgia.  From 2009 to 2011, Mr. Loomis served as Atlantic Southern Bank’s President and Chief Executive Officer.  Mr. Loomis has served as a Director of Colony Bank since May 2012.  Mr. Loomis has been a Director of Colony Bankcorp since May 2012.

The Board of Directors believes that Mr. Loomis’ background in executive leadership roles and his experience in the banking industry makes him an excellent candidate for Director of the Company.

Mark H. Massee.  Mr. Massee, age 59, is President of Massee Builders, Inc.  This commercial building construction firm has operated since 1978, of which, Mr. Massee has been affiliated the past thirty-five years.  Mr. Massee presently serves as Mayor of the City of Fitzgerald.  He has served as Director of Colony Bank since 1996.  Mr. Massee has been a Director of Colony Bankcorp since February 2007.

The Board of Directors believes that Mr. Massee’s experience in commercial real estate and management makes him an excellent candidate for Director of the Company.

Jonathan W.R. Ross.  Mr. Ross, age 49, is President of Ross Construction Company, a heavy highway commercial construction company that Mr. Ross has operated the past twelve years.  Mr. Ross has served as a Director of Colony Bank since the Company merger in August 2008.  He previously served as a Director of the Colony Bank Worth charter until the merger in 2008 and presently serves as an advisory board member of Colony Bank Sylvester office since 2008.  Mr. Ross has been a Director of Colony Bankcorp since May 2007.

The Board of Directors believes that Mr. Ross’ business and management experience makes him an excellent candidate for Director of the Company.

B. Gene Waldron.  Mr. Waldron, age 53, is the Owner of Deep South Farm Center, LLC, President of Tri-County Gin, Inc., President of Deep South Peanut, Inc. and President of Waldron Enterprises, Inc.  He has been involved in agri-business the past thirty-three years.  Mr. Waldron has served as a Director of Colony Bank since the company merger in August 2008.  He previously served as a Director and Chairman of the Board of the Colony Bank Southeast charter until the merger in 2008 and presently serves as an advisory board chairman of Colony Bank Douglas office since 2008.  Mr. Waldron has been a Director of Colony Bankcorp since April 2002 and has served as Chairman of the Board since January 2012.

The Board of Directors believes that Mr. Waldron’s agri-business experience makes him an excellent candidate for Director of the Company.

Each director serves until the Annual Meeting following his election or until such later time as his successor is elected and qualifies or there is a decrease in the number of directors.

Executive Officers

James D. Minix, Edward P. Loomis, Jr., Terry L. Hester, Henry F. Brown, Jr., M. Eddie Hoyle, Jr. and Lee A. Northcutt were the named executive officers of Colony Bankcorp, Inc. during 2012.  Messrs. Loomis and Hester were previously reported on as nominee for election as directors.

Mr. Minix served as Interim President and Chief Executive Officer from October 2011 until his retirement in May 2012.

Mr. Brown presently serves as Executive Vice President and Chief Credit Officer of the Company since December 2011.  He has served as Senior Credit Administrator and Regional Credit Officer since the Company merger in August 2008.  He served as Vice President from 2002 – 2008 overseeing loan review administration and has been employed with the Company since 1996.

Mr. Hoyle has served as Executive Vice President and West Regional Banking Executive Officer since June 2011.  He has been employed with the Company since February 2011.  Prior to joining the Company, Mr. Hoyle was employed by Habersham Bank for approximately 10 years and most recently served as Senior Vice President/Commercial Lending.  He has been in the banking industry since March 1979.

Mr. Northcutt has served as Executive Vice President and East Regional Banking Officer since December 2009.  He previously served as an executive officer with Farmers and Merchants Bank, Lakeland, Georgia from 2003 to December 2009 and as City President of Main Street Bank, Covington, Georgia from 2000 to 2003.  He has approximately thirty-four years banking background.

Messrs. Minix, Brown, Hoyle and Northcutt were employees during 2012.  Pursuant to Securities and Exchange Commission executive compensation disclosure requirements, Messrs. Loomis, Minix, Hester, Brown, Hoyle and Northcutt are included in the Company’s 2012 Summary Compensation Table.

Executive officers do not hold office for a fixed term but may be removed by the Board of Directors with or without cause.  The Company does not have any employment or change-in-control agreements with any of the named executive officers.

Governance of the Company

Our Board of Directors believes that the purpose of corporate governance is to ensure that shareholder value is maximized in a manner consistent with legal requirements and the highest standards of integrity.  Colony Bankcorp, through its Board of Directors and management, has long sought to meet the highest standards of corporate governance.  The Board has adopted and adheres to corporate governance guidelines which the Board and senior management believe promotes this purpose, are sound and represent best practices.  We continually review these governance practices, Georgia law (the state in which we are incorporated), the rules and listing standards of the NASDAQ Stock Market, and the Securities and Exchange Commission (“SEC”) regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has nine members, seven of whom meet the NASDAQ standard for independence.  Only independent directors serve on our Audit Committee, Governance Committee, Compensation Committee and Nomination Committee.

In January 2012 the Board of Directors appointed B. Gene Waldron as Chairman.  In this capacity Mr. Waldron has frequent contact with Mr. Loomis and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board.  The Board of Directors has determined that Mr. Waldron met the rules of NASDAQ standard for independence.

In assessing potential directors for our Board, we look for candidates who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment.  A director candidate should also have demonstrated superior performance or accomplishments in his or her professional undertakings.

Our Board of Directors conducts regular meetings, generally on a monthly basis, and also conducts some of its business through the six committees described below.  Our Board of Directors met twelve times during the year and each director attended at least 75% of the meetings of the full Board and of the committee or committees on which he serves.

Leadership Structure of the Board

In accordance with the Company’s Bylaws, the Board of Directors elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons.  Currently, B. Gene Waldron serves as both Chairman of the Company and the Bank and Edward P. Loomis, Jr. serves as both President and Chief Executive Officer of the Company and the Bank.  The Board of Directors believes that separating the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy and provides an effective leadership model for the Company.  In light of the active involvement by all independent directors, the Board of Directors has not specified a lead independent director at this time.  The Board of Directors believes that the current structure of the Board of Directors is appropriate to effectively manage the affairs of the Company and the best interests of the Company’s stockholders.

Board’s Role in Risk Oversight

The Board of Directors is actively involved in oversight of risks that could affect the Company and the Bank.  This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below, but the full Board has retained responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company and the Bank.

Committees of the Board of Directors

The Executive Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Executive Committee is to conduct necessary business and make decisions on behalf of the full Board between regular Board meetings.  Mr. Harrell, Mr. Minix, Mr. Loomis, Mr. Waldron, and Mr. Massee were members of this committee during the year.  Mr. Minix served on the committee until his retirement in May 2012.  The committee met several times during the year.

The Compensation Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Compensation Committee is to ensure that the Chief Executive Officer, other executive officers and key management of the Company are compensated effectively in a manner consistent with the compensation strategy of the Company, internal equity considerations, competitive practice, and any requirements of appropriate regulatory bodies, to establish guidelines and oversee the administration of executive compensation plans and arrangements as well as certain employee benefit plans and to recommend any changes to the Director’s compensation package.  The Compensation Committee does not use the services of a compensation consultant.  The Chief Executive Officer makes recommendations to the Compensation Committee on executive compensation except for his own compensation.  The Compensation Committee does not delegate its authority to other persons or groups.  Mr. Harrell, Mr. Waldron and Mr. Ross were members of this committee during the year.  As of December 31, 2012, the members of the Compensation Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the rules of NASDAQ.  The committee met four times during the year.  The Compensation Committee operates under the Corporate Governance Charter which was provided in the 2011 Proxy Statement as Exhibit B.  The Charter was not amended in 2012.  The Corporate Governance Charter is not available on the Company’s website.

The Governance Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Governance Committee is to take a leadership role in shaping the corporate governance of the Company, to develop and recommend to the Board a set of corporate governance guidelines and to address committee structure and operations.  Mr. Harrell, Mr. Myler, Mr. Dwozan and Mr. Waldron were members of this committee during the year.  Mr. Myler served on this committee until his retirement in May 2012.  As of December 31, 2012 the members of the Governance Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the rules of NASDAQ.  The committee met one time during the year.  The Corporate Governance Charter was provided in the 2011 Proxy Statement as Exhibit B.  The Charter was not amended in 2012.

The Asset-Liability Management Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Asset-Liability Management Committee is to monitor all aspects of the Company’s Asset/Liability Management functions as set forth in Colony Bankcorp, Inc. Asset/Liability Management Policy.  Mr. Hester, Mr. Dwozan, Mr. Roberts, Mr. Myler and Mr. Waldron were members of this committee during the year.  Messrs. Roberts and Myler served on this committee until their retirement in May 2012.  The committee met three times during the year.

The Nomination Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Nomination Committee is to make recommendations to the Board on qualifications and selection criteria for Board members and review the qualifications of potential candidates for the Board and to make recommendations to the Board on nominees to be elected at the Annual Meeting of Stockholders.  Mr. Ross, Mr. Harrell, Mr. Waldron, Mr. Roberts and Mr. Massee were members of this committee during the year.  Mr. Roberts served on this committee until May 2012 when he retired.  Each of the members of the Committee was deemed independent as defined in the listing standards of NASDAQ.  The Committee operates under the Corporate Governance Charter which was provided in the 2011 Proxy Statement as Exhibit B.  The Charter was not amended in 2012.  The Charter is not currently available on the Company’s website.  The Committee does not currently have a policy or process for identifying and evaluating nominees.  However, in addition to meeting the qualification requirements set forth by the Georgia Department of Banking & Finance, a possible director-candidate must also meet the following criteria to be considered by the Nominating Committee:  independence; highest personal and professional ethics and integrity; willing to devote sufficient time to fulfilling duties as a Director; impact on the diversity of the Board’s overall experience in business, government, education, technology and other areas relevant to the Company’s business; impact on the diversity of the Board’s composition in terms of age, skills, ethnicity and other factors relevant to the Company’s business; and number of other public company boards on which the candidate may serve (generally, should not be more than three public company boards in addition to the Company).  The Committee does not currently have a policy with regard to the consideration of any director candidates recommended by shareholders.  The Board of Directors has determined such a policy has been unnecessary in the past and will charge the Nomination Committee to evaluate the appropriateness of developing such a policy in the coming year.  The committee met two times during the year.

The Audit Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities for the Company’s accounting and financial reporting processes and audits of the financial statements of the Company by monitoring the integrity of the Company’s financial statements, the independence and qualifications of its external auditor, the Company’s system of internal controls, the performance of the Company’s internal audit process and external auditor and the Company’s compliance with laws, regulations and the Directors and Senior Financial Officers Code of Ethical Conduct and the Code of Conduct.  Mr. Waldron, Mr. Massee, Mr. Downing, Mr. Myler, Mr. King and Mr. Ross were members of this committee during the year.  Mr. Myler served on the committee until his retirement in May 2012.  As of December 31, 2012, the members of the Audit Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the Rules of NASDAQ.  The committee met twelve times during the year.

Audit Committee Charter

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was provided in the 2011 Proxy Statement as Exhibit A.  The Charter is not available on the Company’s website.  The Board of Directors reviews and approves changes to the Audit Committee charter annually.  The Charter was not amended in 2012.

Independence of Audit Committee Members

The Company’s Audit Committee is comprised of Mark H. Massee, B. Gene Waldron, Jonathan W.R. Ross, Scott L. Downing and Davis King, Sr.  Each of these members meets the requirements for independence as defined by the applicable listing standards of NASDAQ and SEC regulations applicable to listed companies.  In addition, the Board of Directors has determined that at least one member of the Audit Committee meets the rules of NASDAQ standard of having accounting or related financial management expertise.  Mr. Massee was elected the financially sophisticated individual on the Audit Committee in lieu of naming a “financial expert.”  Mr. Myler served in this capacity until his retirement in May 2012.

The Audit Committee does not include a financial expert as defined by the Sarbanes Oxley Act of 2002 and the Company has not named a financial expert because the Board of Directors has determined the financial acumen of each member of the Audit Committee to be very strong and capable of satisfactorily discharging their duties and responsibilities to the Board of Directors and the shareholders.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s 2012 audited consolidated financial statements.

•	The Committee has reviewed and discussed the Company’s 2012 audited consolidated financial statements with the Company’s management;

•
The Committee has discussed with the independent auditors, McNair, McLemore, Middlebrooks, & Co., LLC, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•
The Committee has received written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence and discussed with the auditors the auditors’ independence from the Company and its management; and

•
Based on review and discussions of the Company’s 2012 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2012 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

March 12, 2013	AUDIT COMMITTEE:

	B. Gene Waldron	Jonathan W.R. Ross
	Scott L. Downing	Davis King, Sr.
Mark H. Massee

Stock Ownership

Security Ownership of Certain Beneficial Owners

As of March 15, 2013, the Company’s records and other information from outside sources indicated the following were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock:

	Shares Beneficially	Percent of
Name and Address	Owned	Class

Robert Sidney Ross (1)	1,145,001	13.57%
P.O. Box 644
Ocilla, Georgia 31774

B. Gene Waldron	604,484	7.16%
P.O. Box 1265
Douglas, Georgia 31534

United States Department of the Treasury (2)	500,000	5.59%
1500 Pennsylvania Avenue, NW
Washington, D.C.

(1) Includes 905,420 shares held by Robert Sidney Ross; 99,771 shares held by Ross of Georgia, Inc.; and 139,302 shares held by family trusts and 508 shares held by spouse.  Mr. Ross disclaims beneficial ownership of those shares held by family trusts and held by spouse.

(2) Includes warrants solely issued through the TARP CPP program by U.S. Treasury to purchase 500,000 shares of common stock.  The warrants have not been exercised as of March 15, 2013, however for purposes of this disclosure, the percentage ownership is calculated as if the 500,000 shares were issued on March 15, 2013.

Directors and Executive Officers

The following table sets forth information as of March 15, 2013 regarding the ownership of Colony Bankcorp stock by each Colony Bankcorp director (including nominees for director) and by the named executive officers of Colony Bankcorp and its subsidiaries, and by all directors and executive officers as a group.

	Shares Beneficially	Percent of
Name	Owned (1)	Class
Scott L. Downing	9,308	0.11%
Director

M. Frederick Dwozan, Jr	27,904	0.33%
Director

Edward J. Harrell	33,349	0.40%
Director

Terry L. Hester	127,106	1.51%
Director; Executive Officer

Davis W. King, Sr.	22,815	0.27%
Director

Edward P. Loomis, Jr.	14,986	0.18%
Director; Executive Officer

Mark H. Massee	49,514	0.59%
Director

Jonathan W.R. Ross	188,145	2.23%
Director

B. Gene Waldron	604,484	7.16%
Director

Henry F. Brown, Jr.	8,597	0.10%
Executive Officer

M. Eddie Hoyle, Jr.	---	---
Executive Officer

Lee A. Northcutt	9,000	0.11%
Executive Officer

All directors and executive officers
as a group (12 persons)	1,095,208	12.98%

(1)
Includes shares owned by spouses and minor children of officers and directors, as well as shares owned by trusts or businesses in which officers and directors have a significant interest.  The information contained herein shall not be construed as an admission that any such person is, for purposes of Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any securities not held of record by that person or entity.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by cash of the named executive officers and of the next highest paid officer for the fiscal years ended December 31, 2012, 2011 and 2010.  The Company has not entered into any employment contracts with any of the named executive officers.

2012 SUMMARY COMPENSATION TABLE

					Non-Equity
				Stock	Incentive Plan	All Other
Name and		Salary	Bonus	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)	($)(2)	($)
Edward P. Loomis, Jr.	2012	$146,057	$--	$--	$--	$8,011	$154,068
President and Chief Executive
Officer of the Company

James D. Minix	2012	$108,365	$--	$--	$--	$8,358	$116,723
Former President and Chief	2011	40,519	--	--	--	24,397	64,916
Executive Officer
of the Company

Terry L. Hester	2012	$177,750	$--	$--	$--	$17,306	$195,056
Executive Vice President	2011	177,750	--	--	--	17,331	195,081
and Chief Financial	2010	162,750	--	--	--	17,775	180,525
Officer of the Company

Henry F. Brown, Jr.	2012	$114,615	$--	$--	$--	$168	$114,783
Executive Vice President,	2011	110,000	--	--	--	168	110,168
Chief Credit Officer and	2010	105,000	--	--	--	350	105,350
Regional Credit Officer

M. Eddie Hoyle, Jr.	2012	$146,538	$--	$--	$--	$2,880	$149,418
Executive Vice President	2011	124,788	--	--	--	1,715	126,503
and West Regional Executive
Banking Officer

Lee A. Northcutt	2012	$144,192	$--	$--	$--	$3,152	$147,344
Executive Vice President	2011	142,500	--	--	--	3,889	146,389
and East Regional Executive	2010	132,404	--	--	--	4,614	137,018
Banking Officer

(1)       Amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2012, in accordance with stock grant awards pursuant to Colony Bankcorp, Inc. 2004 Restricted Stock Grant Plan.

(2)       Amount shown reflects for each named officer:
•	401(k) contributions allocated by the Company to each of the named executive officers pursuant toColony Bankcorp, Inc. 401(k) Plan (see below for more fully described plan); and
•
The value attributable to life insurance benefits, personal use of Company-provided automobiles, countryclub membership, director fees, and dividend income (see below for a more full description of benefitsunder the heading “Perquisites and Other Benefits”).

Long-Term Equity Stock Award

In 2004, the Board of Directors adopted and the shareholders approved the Colony Bankcorp, Inc. 2004 Restricted Stock Grant Plan.  The plan enables our Board of Directors, or a committee thereof, to grant up to 143,500 shares of Colony Bankcorp, Inc. common stock to key officers and employees of Colony Bankcorp, Inc. and our subsidiary.  The purpose of this plan is to attract, retain and develop strong management as the Company continues to expand, and to induce key individuals who render services that contribute materially to our success to remain with us for the long-term.  Shares granted vest over a three year period.  During the three year vesting period and under conditions set forth in Colony Bankcorp Inc.’s 2004 Restricted Stock Grant Plan, the shares are subject to forfeiture.  In the event of a change in control of the Company, as defined in the Plan, all unvested stock grants immediately become fully vested.

The Restricted Stock Grant Plan assists the Company to:
•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;
•	provide an opportunity for increased equity ownership by executives; and
•	maintain competitive levels of total compensation.

The Compensation Committee (the “Committee”) recommended for the Board of Director’s approval that no stock grant awards be awarded for fiscal year 2012.  Factors considered by the Committee in awarding stock grants were based on the overall performance of the Company.  The primary focus of the Committee is to retain key individuals and to increase equity ownership by executives with the stock grant awards.  The compensation committee is motivated to keep our executive compensation packages competitive with peer companies.  The compensation committee reviews, at least annually, the peer company disclosures regarding executive compensation in order to ensure that our overall compensation package compares favorably.  One of the areas monitored is stock option plans or in our case a stock grant award plan.  The CEO works daily with executive officers and top level officers and offers his input each year as to recommendations for stock awards based on the executive officers and top level officers’ production and performance to the overall company strategy.  The recommendation is for named executives other than himself and the CFO.  Stock awards for the CEO and CFO are determined and set by the compensation committee, while awards for the other named executive officers and top level officers are considered upon the recommendation of the CEO.  The CEO makes no recommendations in regard to his compensation.  It was deemed prudent by the compensation committee to not grant any 2012 stock grant awards.

Colony Bankcorp, Inc. 401(k) Plan

The Company has adopted a 401(k) Plan which provides for the Board of Directors to make a discretionary contribution to the 401(k) Plan out of profits in an amount not to exceed 10 percent of the total annual eligible compensation of the employees eligible to participate in the plan.  Employees are eligible for a Company contribution after completion of one year of service.  The contribution by the Company is allocated among the participants based on participant’s total eligible compensation.  The employee’s interest vests over a period of six years.

The Committee recommended that no contribution be made for fiscal year 2012.  The Committee’s recommendation to not make a company contribution was based upon company earnings performance for 2012.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

     The named executive officers are provided use of company automobiles, membership in country clubs, term life insurance coverage and director fees as part of their perquisites and other benefits.  Detailed below is an analysis of 2012 perquisites and other benefits for fiscal year ended December 31, 2012.

			Term		Country
	Company		Life		Club	Director
Name	Vehicle		Insurance		Membership	Fees
Edward P. Loomis, Jr.	$1,109	(1)	$602	(2)	$--	$6,300
James D. Minix	858	(1)	--		--	7,500
Terry L. Hester	674	(1)	1,032	(2)	--	15,600
Henry F. Brown, Jr.	--		168	(2)	--	--
M. Eddie Hoyle, Jr.	1,848	(1)	1,032	(2)	--	--
Lee A. Northcutt	2,600	(1)	552	(2)	--	--

(1)	This represents dollar value as calculated in accordance with IRS guidelines on personal use of company automobile provided to named executive officers.

(2)	This represents dollar value as calculated in accordance with IRS guidelines on term life insurance provided to named executive officers.

Perquisites and other personal benefits for fiscal year ended December 31, 2012 are included in column (i) of the 2012 Summary Compensation Table above.

The Committee takes into consideration the overall compensation package in making their decisions regarding the various elements of the package.  The Committee views the most significant elements of the compensation package to be base salary, performance-based cash incentive payout, stock grant awards and the profit sharing contribution.  Perquisites and other personal benefits are common place for executives in the banking industry and compare favorably to other peer companies.  The Committee determined that the Company’s executive compensation is competitive with the peer companies.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Stock Awards
Equity Incentive
			Equity Incentive	Plan Awards:
			Plan Awards:	Market or
		Market	Number of	Payout Value
	Number of	Value of	Unearned	of Unearned
	Shares or	Shares or	Shares, Units	Shares, Units
	Units of	Units of	or Other	or Other
	Stock That	Stock That	Rights That	Rights That
	Have Not	Have Not	Have Not	Have Not
	Vested	Vested	Vested	Vested
Name	(#)	($)	(#)	($)
Edward P. Loomis, Jr.	--	$--	--	$--
James D. Minix	--	--	--	--
Terry L. Hester	--	--	--	--
Henry F. Brown, Jr.	--	--	--	--
M. Eddie Hoyle, Jr.	--	--	--	--
Lee A. Northcutt	--	--	--	--

The Company does not have a stock option plan, thus no disclosure for any option awards.

DIRECTOR COMPENSATION

The Company uses cash incentive compensation to attract and retain qualified candidates to serve on the Board.  In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the company as well as the skill-level required by the Company of members of the Board.

Cash Compensation Paid to Board Members

For fiscal year ended December 31, 2012, members of the Board (except the Chairman) received $900 for each monthly board meeting attended ($800 each month not in attendance) and $200 monthly for each committee that the director serves.  The Chairman received $1,400 and the Vice-chairman received $950 for each monthly board meeting attended in addition to the monthly committee fees.  Directors who are employees of the Company receive monthly board fees for various local advisory boards that they serve but do not receive any committee fees.

2012 DIRECTOR COMPENSATION TABLE

					Change
					in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
L. Morris Downing, Jr.	$2,600	--	--	--	--	--	$2,600
Scott L. Downing	18,700	--	--	--	--	--	18,700
M. Frederick Dwozan	20,600	--	--	--	--	--	20,600
Edward J. Harrell	23,400	--	--	--	--	--	23,400
Davis W. King, Sr.	19,900	--	--	--	--	--	19,900
Charles E. Myler	11,500	--	--	--	--	--	11,500
Mark H. Massee	26,800	--	--	--	--	--	26,800
W.B. Roberts, Jr.	8,500	--	--	--	--	--	8,500
Jonathan W.R. Ross	22,000	--	--	--	--	--	22,000
B. Gene Waldron	40,000	--	--	--	--	--	40,000

Subsidiary Director Compensation

Directors of the Company also receive compensation for attending local advisory board meetings as follows:

Directors of Colony Bank receive $400 for each local advisory board meeting attended.

Colony Bank, wholly-owned subsidiary, has deferred compensation plans covering certain former directors and certain officers choosing to participate through individual deferred compensation contracts.  In accordance with terms of the contracts, the Bank is committed to pay the directors deferred compensation over a specified number of years, beginning at age 65.  In the event of a director’s death before age 65, payments are made to the director’s named beneficiary over a specified number of years, beginning on the first day of the month following the death of the director.

Liabilities accrued under the plans totaled $1,007,490 as of December 31, 2012.  Benefit payments under the contracts were $203,904 in 2012.  Provisions charged to operations totaled $82,250 while income recognized on plan assets was $175,302, thus a net gain for calendar year 2012 of $93,052.  No current directors of Colony Bankcorp, Inc. or Colony Bank participate in the deferred compensation plans.

Transactions with the Company

Loans.  The Company’s directors and officers from time to time have borrowed funds from the Company’s subsidiary for various business and personal reasons.  Such loans are made in strict compliance with state and Federal statutes and regulations of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance.  Such loans were made in the ordinary course of business; were made on substantially the same terms, including interest rates and collateral, as were prevailing at the time for comparable transactions with persons not related to the lender; and did not involve more than normal risk of collectibility or present other unfavorable features.

As of December 31, 2012, certain officers, executive officers, directors, and companies in which they are an executive officer or partner or in which they have a 10% or more beneficial interest, were indebted to the bank in the aggregate amount of $4,776,492.  Such loans were (1) made in the ordinary course of business; (2) were made on substantially the same terms, including interest rates and collateral, as were prevailing at the time for comparable transactions with other persons; and (3) did not involve more than normal risk of collectibility or present other unfavorable features.

The Company and its subsidiaries utilized the services of Martin Snow, LLP during 2012.  Mr. Edward J. Harrell is a director of the Company and a partner in that law firm.

Legal Proceedings

There are no “material” pending legal proceedings, other than ordinary routine litigation incidental to the business of the Company, to which the Company or its subsidiary is a party or of which any of their property is subject.  Material proceedings are defined as claims for damages where the amount involved, exclusive of interest and cost, exceeds ten percent of the current assets of the Company and its subsidiary on a consolidated basis.

During the previous ten (10) years, no director, person nominated to become a director, or executive officer of the Company was the subject of a legal proceeding that is material to an evaluation of the ability or integrity of any such person.

Shareholder Communication with the Board of Directors

Our Board of Directors does not have an established written policy or process from security holders to send communications to the Board of Directors.  However, it has been the practice of the Company to direct any such communications to the Chairman of the Board, who would, in his or her discretion, discuss the communications with the Board at a regular Board meeting.  The Board has determined this policy and process to be satisfactory in allowing security holders to communicate directly with the Board of Directors.

The Company does not have a formal policy regarding director attendance at the Company’s Annual Meeting.  However, directors are encouraged to attend and all were in attendance at last year’s Annual Meeting.

Markets for the Registrant’s Common Stock and Related Stockholder Matters

Effective April 2, 1998, Colony Bankcorp, Inc. common stock is quoted on the NASDAQ Global Market under the symbol “CBAN”.  Prior to this date, there was no public market for the common stock of the registrant.

The following table sets forth the high, low and close sale prices per share of the common stock as reported on the NASDAQ Global Market, and the dividends declared per share for the periods indicated.

Year Ended December 31, 2012	High	Low	Close

Fourth Quarter	$4.50	$3.42	$3.60
Third Quarter	5.48	3.22	3.68
Second Quarter	8.06	3.70	4.73
First Quarter	5.83	1.90	3.75

Year Ended December 31, 2011	High	Low	Close

Fourth Quarter	$2.79	$1.99	$2.24
Third Quarter	3.48	2.40	2.63
Second Quarter	4.24	2.72	2.87
First Quarter	4.50	4.01	4.15

No cash dividends were paid on its common stock in 2012.  The Company’s board of directors suspended the payment of dividends in the third quarter of 2009.  The par value of common stock is $1 per share.

As of December 31, 2012, the Company had approximately 1,960 shareholders of record.

Compliance with Section 16(a) of the 1934 Act

Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC require our executive officers and directors and persons who beneficially own more than ten percent of any class of our equity securities, as well as certain affiliates of such persons to file initial reports of ownership of any equity securities of Colony Bankcorp and subsequent reports of changes in ownership of such securities with the SEC.  Such persons also are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  Based solely on our review of the copies of such reports that we have received and written representation from such reporting persons that no other reports were required, we believe that, during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to our directors and executive officers were complied with in a timely manner.

Independent Public Accountants

The firm of McNair, McLemore, Middlebrooks & Co., LLC, Macon, Georgia, has served as our independent accountants each year since 1995, and we consider them to be well qualified.  Our Audit Committee has selected McNair, McLemore, Middlebrooks & Co., LLC, to serve as our independent accountants for the fiscal year ending December 31, 2012.  Representatives of that firm will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so.  They will be available to answer your questions at that time.

During fiscal years 2012 and 2011, the Company retained its principal auditor, McNair, McLemore, Middlebrooks & Co., LLC, to provide services in the following categories and amounts:

	2012		2011

Audit Fees		$233,332		$227,680
Audit of Financial Statements
Reporting to Audit Committee
Review of Quarterly Financials
Attestation on Internal Controls for FDICIA
Review of SEC Filings

Audit-related Fees	$	---	$	---

Tax Fees		15,164		$55,283
Preparation of federal and state consolidated returns
Amended returns, property tax return, local returns
Tax planning and advice
IRS Examination and Appeal
Claim for Refund

All other Fees		1,017		$2,463
Miscellaneous professional services

Total		$249,513		$285,426

All non-audit services are pre-approved by the Audit Committee.

The Audit Committee has considered the provision of non-audit services by our principal accountants and has determined that the provision of such services were consistent with maintaining the independence of the Company’s principal accountants.

Financial Information Systems Design and Implementation Fees.  The Company did not retain its principal accountant to perform Financial Information Systems Design or Implementation services in fiscal year 2012.

Changes in and Disagreement with Accountants on Accounting and Financial Disclosure.  There was no accounting or disclosure disagreement or reportable event with the current auditors that would have required the filing of a report on Form 8-K.

Proposal No. 2 – Non-Binding Advisory Vote On Executive Compensation

Section 14A(a)(1) of the Securities Exchange Act of 1934 requires the Company to permit a non-binding advisory vote (at least once every three years) on the compensation of its Named Executive Officers, as described and presented in the “Executive Compensation” section of this 2012 Proxy Statement, and the accompanying tables and narrative disclosure.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution:

“Resolved, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K located in the “Executive Compensation” section of the 2012 Proxy Statement, and the accompanying executive compensation tables and narrative discussions is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board of Directors.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

Proposal No. 3 – Non-Binding Advisory Vote On The Frequency With Which The Company Should Solicit Non-Binding Advisory Votes On Executive Compensation

Section 14A(a)(2) of the Securities Exchange Act of 1934 requires the Company to permit a non-binding advisory vote (at least once every six years) on the frequency with which to solicit non-binding advisory votes on the Company’s executive compensation.

This proposal gives the Company’s shareholders the opportunity to recommend whether the Company should solicit non-binding advisory votes on executive compensation every one, two, or three years.  Shareholders may abstain from voting on the frequency with which such votes should be solicited.

Because your vote is advisory, it will not be binding upon the Board of Directors.  However, the Compensation Committee will take into account the outcome of the vote when considering the frequency with which to hold shareholder votes on executive compensation.

The Board of Directors unanimously recommends a vote for the option of “EVERY ONE YEAR” for future advisory votes on executive compensation.

Shareholder Proposals for Next Year’s Meeting

           Any shareholder proposal intended to be presented at the Company’s annual meeting of shareholders to be held in 2014, including any proposal intended to be included in the Company’s proxy statement and form of proxy for that meeting, must be in writing and must be received by the Company, directed to the attention of the Corporate Secretary, not later than 5:00 p.m., Eastern Time, on December 27, 2013, which is 120 calendar days before the anniversary of the mailing date of this year’s proxy materials.  Any such proposal must comply in all respects with the Company’s bylaws and with the rules and regulations of the SEC.  Upon timely receipt of any such proposal, the Company will determine whether to include it, if requested, in its proxy statement and proxy in accordance with applicable rules and regulations governing the solicitation of proxies.

Other Matters Which May Come Before the Annual Meeting

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting.  However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in Colony Bankcorp’s best interest.

Annual Reports

Upon receipt of a written request, we will furnish, without charge, any owner of common stock of the Company a copy of its annual report as filed with the Securities and Exchange Commission on form 10-K (the “10-K”) for the fiscal year ended December 31, 2012, including financial statements and the schedules thereto.  Copies of exhibits to the 10-K are also available upon specific request and payment of a reasonable charge for reproduction.  Such requests should be directed to the Secretary of the Company at the address indicated on the front of this proxy statement.

Exhibit A

COLONY BANKCORP, INC. & SUBSIDIARIES
SELECTED FINANCIAL DATA

	Year Ended December 31,
	(Dollars in Thousands, except per share data)

	2012	2011	2010	2009	2008
Selected Balance Sheet Data:
Total Assets	$1,139,397	$1,195,376	$1,275,658	$1,307,089	$1,252,782
Total Loans, Net of Unearned Interest and Fees	746,816	716,264	813,189	931,252	960,857
Total Deposits	979,685	999,985	1,059,124	1,057,586	1,006,991
Investment Securities	268,342	303,937	303,886	267,300	207,704
Federal Home Loan Bank Stock	3,364	5,398	6,064	6,345	6,272
Stockholders' Equity	95,759	96,613	92,959	89,275	83,215

Selected Income Statement Data:
Interest Income	47,289	51,793	58,738	65,847	75,297
Interest Expense	11,016	16,806	21,523	26,281	37,922

Net Interest Income	36,273	34,987	37,215	39,566	37,375
Provision for Loan Losses	6,785	8,250	13,350	43,445	12,938
Other Income	9,733	9,951	10,006	9,544	9,005
Other Expenses	35,379	33,051	33,856	34,844	30,856

Income (Loss) Before Tax	3,842	3,637	15	(29,179)	2,586
Income Tax Expense (Benefit)	1,201	1,104	(459)	(9,995)	557

Net Income (Loss)	2,641	2,533	474	(19,184)	2,029
Preferred Stock Dividends	1,435	1,400	1,400	1,365	--

Net Income (Loss) Available to Common Stockholders	$1,206	$1,133	$(926)	$(20,549)	$2,029

Weighted Average Common Shares Outstanding	8,439	8,439	8,149	7,213	7,199
Shares Outstanding	8,439	8,439	8,443	7,229	7,212
Intangible Assets	$224	$259	$295	$331	$2,779
Dividends Declared	--	--	--	1,057	2,814
Average Assets	1,139,814	1,205,891	1,269,607	1,286,418	1,204,846
Average Stockholders' Equity	96,541	94,737	94,452	105,655	84,372
Net Charge-offs	9,698	20,880	16,471	29,060	11,435
Reserve for Loan Losses	12,737	15,650	28,280	31,401	17,016
OREO	15,941	20,445	20,208	19,705	12,812
Nonperforming Loans	29,855	38,837	28,921	33,566	35,374
Nonperforming Assets	46,162	59,708	49,262	53,403	48,186
Average Interest-Earning Assets	1,066,333	1,132,523	1,199,216	1,218,153	1,144,927
Noninterest Bearing Deposits	123,967	94,269	102,959	84,239	77,497

COLONY BANKCORP, INC. & SUBSIDIARIES
SELECTED FINANCIAL DATA

	Year Ended December 31,
	(Dollars in Thousands, except per share data)

	2012	2011	2010	2009	2008
PER SHARE DATA: (1)
Net Income (Loss) Per Common Share (Diluted)	$0.14	$0.13	$(0.11)	$(2.85)	$0.28
Common Book Value Per Share	8.05	8.17	7.75	8.57	11.54
Tangible Common Book Value Per Share	8.02	8.14	7.72	8.52	11.15
Dividends Per Common Share	0.00	0.00	0.00	0.15	0.39

PROFITABILITY RATIOS:
Net Income (Loss) to Average Assets	0.11%	0.09%	(0.07)%	(1.60)%	0.17%
Net Income (Loss) to Average Stockholders' Equity	1.25	1.20	(0.98)	(19.45)	2.40%
Net Interest Margin	3.41	3.11	3.12	3.27	3.30%

LOAN QUALITY RATIOS:
Net Charge-offs to Total Loans	1.30%	2.92%	2.03%	3.12%	1.19%
Reserve for Loan Losses to Total Loans and OREO	1.67	2.12	3.39	3.30	1.75
Nonperforming Assets to Total Loans and OREO	6.05	8.10	5.91	5.62	4.95
Reserve for Loan Losses to Nonperforming Loans	42.66	40.30	97.78	93.55	48.10
Reserve for Loan Losses to Total Nonperforming Assets	27.59	26.21	57.41	58.80	35.31

LIQUIDITY RATIOS:
Loans to Total Deposits	76.23%	71.63%	76.78%	88.06%	95.42%
Loans to Average Earning Assets	70.04	63.24	67.81	76.45	83.92
Noninterest-Bearing Deposits to Total Deposits	12.65	9.43	9.72	7.97	7.70

CAPITAL ADEQUACY RATIOS:
Common Stockholders' Equity to Total Assets	5.96%	5.77%	5.13%	4.74%	6.64%
Total Stockholder's Equity to Total Assets	8.40	8.08	7.29	6.83	6.64
Dividend Payout Ratio	0.00	0.00	NM (1)	NM (1)	139.29

(1) Not meaningful due to net loss recorded.

COLONY BANKCORP, INC. AND SUBSIDIARIES
QUARTERLY RESULTS OF OPERATIONS

	Three Months Ended
	Dec. 31	Sept. 30	June 30	Mar. 31
2012	($ in thousands, except per share data)
Interest Income	$11,378	$11,748	$11,973	$12,191

Interest Expense	2,302	2,526	2,882	3,307

Net Interest Income	9,076	9,222	9,091	8,884

Provision for Loan Losses	1,158	1,742	1,943	1,942

Securities Gains (Losses)	770	1,187	743	137

Noninterest Income	1,872	1,716	1,631	1,677

Noninterest Expense	9,744	9,247	8,405	7,983

Income (Loss) Before Income Taxes	816	1,136	1,117	773

Provision for Income Taxes (Benefits)	248	364	357	232

Net Income (Loss)	568	772	760	541

Preferred Stock Dividends	365	361	357	352

Net Income (Loss) Available to Common Stockholders	$203	$411	$403	$189

Net Income (Loss) per Common Share
Basic	$0.02	$0.05	$0.05	$0.02
Diluted	0.02	0.05	0.05	0.02

	Three Months Ended
	Dec. 31	Sept. 30	June 30	Mar. 31
2011	($ in thousands, except per share data)
Interest Income	$12,439	$12,732	$13,095	$13,527

Interest Expense	3,594	3,989	4,514	4,709

Net Interest Income	8,845	8,743	8,581	8,818

Provision for Loan Losses	2,250	2,250	2,250	1,500

Securities Gains (Losses)	979	813	736	396

Noninterest Income	1,774	1,610	1,935	1,708

Noninterest Expense	8,804	8,090	8,218	7,939

Income (Loss) Before Income Taxes	544	826	784	1,483

Provision for Income Taxes (Benefits)	164	268	245	427

Net Income (Loss)	380	558	539	1,056

Preferred Stock Dividends	350	350	350	350

Net Income (Loss) Available to Common Stockholders	$30	$208	$189	$706

Net Income (Loss) per Common Share
Basic	$0.01	$0.02	$0.02	$0.08
Diluted	0.01	0.02	0.02	0.08

Exhibit B

COLONY BANKCORP, INC. AND SUBSIDIARIES
INTEREST RATE SENSITIVITY

The following table is an analysis of the Company’s interest rate-sensitivity position at December 31, 2012.  The interest-bearing rate-sensitivity gap, which is the difference between interest-earning assets and interest-bearing liabilities by repricing period, is based upon maturity or first repricing opportunity, along with a cumulative interest rate-sensitivity gap.  It is important to note that the table indicates a position at a specific point in time and may not be reflective of positions at other times during the year or in subsequent periods.  Major changes in the gap position can be, and are, made promptly as market outlooks change.

	Assets and Liabilities Repricing Within

	3 Months	4 to 12		1 to 5	Over 5
	or Less	Months	1 Year	Years	Years	Total

EARNING ASSETS:
Interest-Bearing Deposits	$21,795	$ ---	$21,795	$ ---	---	$21,795
Federal Funds Sold	20,002	---	20,002	---	---	20,002
Investment Securities	126	---	126	132,553	135,663	268,342
Loans, Net of Unearned Income	219,181	143,450	362,631	341,974	42,211	746,816
Other Interest-Bearing Assets	3,364	---	3,364	---	---	3,364

Total Interest-Earning Assets	264,468	143,450	407,918	474,527	177,874	1,060,319

INTEREST-BEARING LIABILITIES:
Interest-Bearing Demand Deposits (1)	314,031	---	314,031	---	---	314,031
Savings (1)	48,778	---	48,778	---	---	48,778
Time Deposits	131,397	257,087	388,484	104,395	31	492,910
Other Borrowings (2)	---	---	---	9,000	26,000	35,000
Subordinated Debentures	24,229	---	24,229	---	---	24,229

Total Interest-Bearing Liabilities	518,435	257,087	775,522	113,395	26,031	914,948

Interest Rate-Sensitivity Gap	(253,967)	(113,637)	(367,604)	361,132	151,843	145,371

Cumulative Interest-Sensitivity Gap	$(253,967)	$(367,604)	$(367,604)	$(6,472)	$145,371

Interest Rate-Sensivitiy Gap as a Percentage of Interest-Earning Assets	(23.95)%	(10.72)%	(34.67)%	34.06%	14.32%

Cumulative Interest Rate-Sensitivity as as a Percentage of Interest-Earning Assets	(23.95)%	(34.67)%	(34.67)%	(0.61)%	13.71%

(1)  Interest-bearing Demand and Savings Accounts for repricing purposes are considered to reprice within 3 months or  less.
(2)  Short-term borrowings for repricing purposes are considered to reprice within 3 months or less.